Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 333-4434, 333-67357, 333-107568 and 333-121756 on Form S-8 of our reports dated March 14, 2007 relating to the consolidated financial statements of Rocky Brands, Inc. and subsidiaries as of December 31, 2006 and for the years ended December 31, 2006 and 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph that, as discussed in Note 12 to the consolidated financial statements, effective January 1, 2006, the Company changed the manner in which it accounts for share-based compensation; and, as discussed in Note 1, the Company changed the manner in which it records the funded status of its defined benefit pension effective December 31, 2006), and to the financial statement schedules for the years ended December 31, 2006 and 2005 appearing in this Annual Report on Form 10-K of Rocky Brands, Inc. for the year ended December 31, 2007.
/s/ Deloitte & Touche LLP
Columbus, Ohio
March 5, 2008